UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.____)
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
SYNACOR, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Monday, June 15, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Synacor, Inc., a Delaware corporation (the “Company”), to be held on Monday, June 15, 2020 at 11:00 a.m. Eastern Time. The meeting will be held exclusively via live webcast. The Annual Meeting will only be accessible at http://www.virtualshareholdermeeting.com/SYNC2020. Accordingly, you will be able to attend the Annual Meeting, vote your shares electronically and submit your questions all via the live webcast.
To attend the Annual Meeting via the live webcast, you will need the 16-digit control number that appears on the proxy card or on the voting instructions that have been provided to you. Additional directions for participating in the Annual Meeting are available at http://www.virtualshareholdermeeting.com/SYNC2020. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time. Please note that because the Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.
The Annual Meeting will be held for the following purposes:
1. To elect the one (1) member of the Board of Directors identified in the accompanying Proxy Statement to serve until the 2023 annual meeting of stockholders of the Company or until such person's successor has been duly elected and qualified;
2. To ratify the appointment by the Audit Committee of the Board of Directors of Grant Thornton LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020;
3. To approve, on a non-binding, advisory basis, the compensation of the Synacor named executive officers as described in the accompanying Proxy Statement; and
4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement following this notice.
The record date for the 2020 Annual Meeting is April 20, 2020. Holders of record of Synacor common stock at the close of business on April 20, 2020 are entitled to vote at the meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of Synacor in Buffalo, New York, during regular business hours for a period of no less than 10 days prior to the Annual Meeting. Only stockholders of record at the close of business on the record date may vote at the meeting or any adjournment thereof.
Your vote is very important. To ensure your representation at the Annual Meeting, please vote by telephone or Internet or request a proxy card according to the instructions in the attached Proxy Statement. Synacor stockholders can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed Proxy Statement or the accompanying Notice of Internet Availability of Proxy Materials. Even if a Synacor stockholder plans to attend the Annual Meeting via the live webcast, Synacor requests that each Synacor stockholder complete, date and sign the proxy card and return it at their earliest convenience in the postage-prepaid return envelope provided, or vote over the Internet or by telephone, to ensure that the shares will be represented at the Annual Meeting if the Synacor stockholder is unable to attend. For specific instructions on how to vote shares, please refer to the section entitled “How do I vote” beginning on page 3 of the Proxy Statement.

By Order of the Board of Directors

/s/ Timothy J. Heasley
TIMOTHY J. HEASLEY Chief Financial Officer and Corporate Secretary
Buffalo, New York
April 29, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MONDAY, JUNE 15, 2020.
The Proxy Statement and Annual Report on Form 10-K are available at http://www.proxyvote.com.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
Why am I receiving these materials?	1
How do I attend the Annual Meeting via live webcast?	1
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of paper copies of this Proxy Statement and Fiscal Year 2019 Annual Report on Form 10-K?	1
Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?	1
Who can vote at the Annual Meeting?	3
What am I voting on?	2
How do I vote?	3
How many votes do I have?	3
What if I return a proxy card but do not make specific choices?	3
Who is paying for this proxy solicitation?	3
What does it mean if I receive more than one set of proxy materials?	4
Can I change my vote after submitting my proxy?	4
How are votes counted?	4
What is a “broker non-vote?”	4
How many votes are needed to approve each proposal?	5
What are the Board’s voting recommendations?	5
What is the quorum requirement?	6
How can I find out the results of the voting at the Annual Meeting?	5
How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2021 Annual Meeting of Stockholders?	5
How can stockholders submit proposals to be raised at the 2021 Annual Meeting of Stockholders that will not be included in our Proxy Statement for the 2021 Annual Meeting of Stockholders?	6
What if the date of the 2021 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?	6
Does a stockholder proposal require specific information?	7
PROPOSAL 1 ELECTION OF DIRECTORS	7
Information Regarding the Nominees	7
Information Regarding Other Directors Continuing in Office	8
CORPORATE GOVERNANCE	10
Independence of the Board of Directors	10
Board Leadership Structure	10
Risk Oversight Management	10
Information Regarding the Board of Directors and its Committees	11
Audit Committee	11
Compensation Committee	12
Compensation Committee Interlocks and Insider Participation	12
Corporate Governance and Nominating Committee	12
Strategy Committee	13
Meetings of the Board of Directors	13
Code of Business Conduct	14
Stockholder Communications with the Board of Directors	14
Attendance at Annual Meeting of Stockholders by the Board of Directors	14
Compensation of Directors	14
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
Independent Registered Public Accounting Firm’s Fees	20
Pre-Approval Policies and Procedures	19
Audit Committee Report	19
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	21
EXECUTIVE OFFICERS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
DELINQUENT SECTION 16(a) REPORTS	26
SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION	26
Compensation Committee Report	26
Summary Compensation Table	27
Outstanding Equity Awards at Fiscal Year-End	31
Employment Agreements and Potential Payments upon Termination or Change of Control	32
Hedging Policy	35
Perquisites and Other Benefits	35
Securities Authorized For Issuance Under Equity Compensation Plans	36
TRANSACTIONS WITH RELATED PERSONS	36
Indemnification Agreements	36
Review, Approval or Ratification of Transactions with Related Persons	37
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	38
OTHER MATTERS	38

SYNACOR, INC.
40 La Riviere Drive, Suite 300
Buffalo, NY 14202
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Via Live Webcast on Monday, June 15, 2020 at 11:00 a.m. Eastern Time
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Synacor, Inc. (sometimes referred to as “we,” the “Company” or “Synacor”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). To minimize costs and for your convenience, we have opted to hold the Annual Meeting exclusively via live webcast. The Annual Meeting will be accessible at www.virtualshareholdermeeting.com/SYNC2020. Please note that because the Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.
You are invited to attend the Annual Meeting via the live webcast to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting via the live webcast to vote your shares. Instead, you may follow the instructions provided in this Proxy Statement or on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”) to submit your proxy by telephone or the Internet or to request a proxy card.
We intend to commence mailing to all stockholders of record entitled to vote at the Annual Meeting either the Notice or paper copies of this Proxy Statement together with our Annual Report on Form 10-K on or about April 29, 2020. Additionally, we intend to post our Annual Report on Form 10-K, this Proxy Statement and the accompanying proxy card on the Internet at http://investor.synacor.com and http://www.proxyvote.com on or about April 29, 2020.
How do I attend the Annual Meeting via live webcast?
To minimize costs and for your convenience, we have again opted to hold the Annual Meeting exclusively via live webcast. The Annual Meeting will be accessible at http://www.virtualshareholdermeeting.com/SYNC2020. To attend the Annual Meeting via the live webcast, you will need the 16-digit control number that appears on the Notice, proxy card or voting instruction forms provided to you. Additional directions for participating in the Annual Meeting are available at http://www.virtualshareholdermeeting.com/SYNC2020. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time. Please note that because the Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of paper copies of this Proxy Statement and Fiscal Year 2019 Annual Report on Form 10-K?
We continue to take advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.
Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or contact your broker, bank or other nominee.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 20, 2020 will be entitled to vote at the Annual Meeting. On the record date, there were 39,449,337 shares of our common stock (“Common Stock”) outstanding. All holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of April 20, 2020 at the Annual Meeting.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible for ten days prior to the meeting at our principal place of business, 40 La Riviere Drive, Suite 300, Buffalo, New York 14202, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting such list of stockholders will be available for examination at http://www.virtualshareholdermeeting.com/SYNC2020.
Stockholder of Record: Shares Registered in Your Name
If on April 20, 2020 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote your shares electronically at the Annual Meeting or you may vote by proxy. Regardless of whether you plan to attend the Annual Meeting via the live webcast, we urge you to vote by proxy following the instructions on your proxy card, Notice or voting instruction form to ensure your vote is counted. Even if you have voted by proxy, you may still vote at the Annual Meeting, and if you do so, your vote will revoke any proxy previously submitted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 20, 2020 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank or similar organization. Many organizations enable beneficial owners to give voting instructions via telephone or the Internet as well as in writing. If you wish to vote electronically at the Annual Meeting, you must follow the instructions for obtaining a legal proxy from the record holder of the shares (or your broker, bank or similar organization) authorizing you to vote at the Annual Meeting. Since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or similar organization.
What am I voting on?
There are three matters scheduled for a vote:
•Proposal No. 1: Election of one (1) member of our Board of Directors identified in Proposal No. 1 to serve as a Class III director until our 2023 Annual Meeting of Stockholders or until his successor is duly elected and qualified.
•Proposal No. 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
•Proposal No. 3: Approval, on a non-binding, advisory basis, of the compensation of our named executive officers. Even though your vote is advisory and therefore will not be binding on the Company, the Board’s Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How do I vote?
For Proposal 1, you may either vote “FOR” the nominee to our Board of Directors or you may withhold your vote from the nominee. You may not vote your proxy “FOR” the election of any persons in addition to the one named nominee. For Proposals 2 and 3, you may vote “FOR” or “Against” the proposal or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote electronically at the Annual Meeting. Regardless of whether you plan to attend the meeting via the live webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting via the live webcast and vote at such time even if you have already voted by proxy.
•To vote using a proxy card, complete, date and sign your proxy card and return it promptly in the postage-prepaid return envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you need a proxy card, you may request one by following the instructions provided in the Notice.
•To vote on the Internet, please follow the instructions provided on your proxy card or Notice.
•To vote by telephone, please follow the instructions provided on your proxy card or Notice.
•To vote at the Annual Meeting, you will need the 16-digit control number that appears on your proxy card or Notice. Additional directions for participating in the Annual Meeting are available at http://www.virtualshareholdermeeting.com/SYNC2020. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time.
•Because the Annual Meeting is being held only via live webcast, you will not be able to attend the Annual Meeting (or vote your shares) in person.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and accuracy of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
See “Who can vote at the Annual Meeting?—Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on April 20, 2020.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the one nominee for director, “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, and “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to mailing these proxy materials and the Notice, our directors, executive officers, employees and agents may also solicit proxies in person, by telephone or by other means of communication. Directors, executive officers and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have engaged The Proxy Advisory Group, LLC to provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are a stockholder of record, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may vote again on a later date via the Internet or by telephone.
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202.
•You may attend the Annual Meeting via the live webcast and vote electronically. Simply attending the meeting via the live webcast will not, by itself, revoke your proxy. To vote at the Annual Meeting, you will need the 16-digit control number that appears on your proxy card or Notice. Additional directions for participating in the Annual Meeting are available at http://www.virtualshareholdermeeting.com/SYNC2020. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time.
If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:
•You may submit new voting instructions to your broker, trustee or nominee.
•If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, you may vote your shares electronically. To do so, you must follow the instructions for obtaining a legal proxy from the record holder of the shares (or your broker, bank or nominee) authorizing you to vote at the Annual Meeting, and then attend the Annual Meeting via the live webcast.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. With respect to Proposal 1, the inspector of election will count “FOR” votes. Abstentions and broker non-votes will not affect the outcome of Proposal 1.
With respect to Proposals 2 and 3, the inspector of election will count separately “FOR”, “Against” and “Abstain” votes and broker non-votes. For purposes of Proposals 2 and 3, “Abstain” votes and broker non-votes will not be counted towards the vote total for such proposal.
See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.
What is a “broker non-vote?”
If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.
In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

How many votes are needed to approve each proposal?
Proposal No. 1. Directors are elected by a plurality of the votes cast at the Annual Meeting or represented by proxy. The one nominee for director receiving the highest number of affirmative votes will be elected. Stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not be counted toward a nominee’s total.
Proposal No. 2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 will be decided by a majority of the votes cast at the Annual Meeting (or represented by proxy) either affirmatively or negatively. Abstentions and broker non-votes will have no impact on the vote on the proposal.
Proposal No. 3. Advisory approval of the compensation of our named executive officers will be decided by a majority of the votes cast at the Annual Meeting (or represented by proxy) either affirmatively or negatively. Abstentions and broker non-votes will have no impact on the vote on the proposal.
What are the Board’s voting recommendations?
•Proposal No. 1: “FOR” the nominee to our Board of Directors.
•Proposal No. 2: “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
•Proposal No. 3: “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 39,449,337 shares of Common Stock outstanding and entitled to vote. Thus, 19,724,669 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the meeting. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.
How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2021 Annual Meeting of Stockholders?
To be included in our Proxy Statement for the 2021 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than December 30, 2020, or one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first commenced mailing our proxy materials and Notices in connection with this year’s Annual Meeting.

How can stockholders submit proposals to be raised at the 2021 Annual Meeting of Stockholders that will not be included in our Proxy Statement for the 2021 Annual Meeting of Stockholders?
To be raised at the 2021 annual meeting of stockholders, stockholder proposals must comply with our amended and restated bylaws (the “Bylaws”). Under our Bylaws, a stockholder must give advance notice to our Corporate Secretary of any business, including nominations of directors to our Board, that the stockholder wishes to raise at the 2021 annual meeting of stockholders. Except as provided below, a stockholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. Since we commenced mailing proxy materials for the 2020 Annual Meeting of Stockholders on April 29, 2020, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no earlier than February 13, 2021 and no later than March 15, 2021, in order to be raised at our 2021 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance—Corporate Governance and Nominating Committee.”
What if the date of the 2021 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2021 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, for stockholder proposals that will not be included in our Proxy Statement, notice of such proposal must be received no later than the close of business on the later of (i) the 90th day prior to the 2021 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the meeting is first made.
Does a stockholder proposal require specific information?
With respect to a stockholder’s nomination of a candidate to our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current Bylaws may be found on our website at http://www.synacor.com in the Investor Relations section.

PROPOSAL 1
ELECTION OF DIRECTORS
Synacor's Fifth Amended and Restated Certificate of Incorporation and Bylaws provide for a classified board of directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. The Board currently consists of eight directors and one vacancy following Jordan Levy’s resignation as a director and Chairman of Board of Directors effective March 3, 2020.
Gary L. Ginsberg and Scott Murphy have informed Synacor that they will resign from the Board immediately prior to the Annual Meeting and therefore, will not stand for re-election to the Board. Accordingly, on February 27, 2020, the Board resolved that, effective immediately upon the resignations of Ginsberg and Murphy, the size of the Board would be decreased from nine to seven directors and there would be only one Class III director standing for election at the Annual Meeting.
One Class III director will be elected at the Annual Meeting to serve until our 2023 annual meeting of stockholders or until his successor is duly elected and qualified. The director being nominated for election to our Board of Directors (the “Nominee”), age as of April 20, 2020, positions and offices held and certain biographical information are set forth below.
The proxy holders intend to vote all proxies received by them FOR the Nominee listed below unless otherwise instructed. In the event that the Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who may be designated by the current Board to fill the vacancy. As of the date of this Proxy Statement, the Nominee has consented to being named in this Proxy Statement and to serving as a director if elected. The nominee receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as a director. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than one individual. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal?” There are no family relationships among any of the Synacor directors or executive officers.
Information Regarding the Nominee

Name	Age	Positions and Offices Held
Kevin M. Rendino	53	Interim Chair; Director
Kevin Rendino, age 53, was appointed to the Board of Directors in March 2019 and has served as interim Chairman of Board of Directors since March 2020. Mr. Rendino is a financial services leader with three decades of Wall Street experience and expertise in capital markets, value investing and global equity markets. Mr. Rendino has served as Chairman, Chief Executive Officer and Portfolio Manager of 180 Degree Capital Corp. (TURN:NASDAQ) since March 2017 and as a member of its board of directors since June 2016, serving as a member of its compensation and audit committees until December 2016. From December 2012 to March 2017, Mr. Rendino served as Chairman and Chief Executive Officer of RGJ Capital. Prior to that, Mr. Rendino worked for over twenty years as a managing director and portfolio manager at BlackRock/Merrill Lynch, where he oversaw 11 funds and $13 billion in assets and served as a member of its leadership committee. Mr. Rendino has been a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and The Wall Street Journal. Since November 2017, Mr. Rendino has served as a member of the board of directors of TheStreet, Inc. (TST:NASDAQ) and is a member of its audit committee. From May 2016 to March 2018, Mr. Rendino served on the board of directors of Rentech, Inc. and as a member of its compensation and audit committees. Mr. Rendino received a B.S. degree in finance from the Carroll School of Management at Boston College with magna cum laude honors. Synacor believes Mr. Rendino’s extensive experience in the financial services industry and as a Wall Street leader and shareholder advocate will add unique insights and shareholder perspective to the combined Synacor Board. Kevin is appointed in accordance with Synacor's agreement with 180 Degree Capital Corp., for further information please refer below to the section entitled "Agreement with 180 Degree Capital Corp."
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NAMED NOMINEE.

Information Regarding Other Directors Continuing in Office
Set forth below is information regarding our continuing directors, including their ages as of April 20, 2020, the period during which they have served as a director, and certain information as to principal occupations and directorships held by them in corporations whose shares are publicly registered.
Class I Directors—Term Ending in 2021
Himesh Bhise, age 52, has been a member of the Board of Directors and Synacor’s President and Chief Executive Officer since August 2014. Mr. Bhise has led Synacor’s shift from a desktop search monetization business towards an advertising, media and software platforms business. From June 2012 until he joined Synacor, Mr. Bhise served as the Vice President of New Services & Platforms of the Comcast Cable unit of Comcast Corporation where he was responsible for incubating, launching and operating video, Internet and advertising growth businesses. From July 2010 to June 2012, Mr. Bhise was Managing Director at Activate, Inc., a strategy and technology consulting firm where he specialized in product development, marketing and partnering strategies to jumpstart growth. From June 2009 to June 2010, Mr. Bhise led products and growth strategy at Gerson Lehrman Group, Inc. From September 2005 to January 2009, Mr. Bhise was Vice President and general manager of the High Speed Internet business at Charter Communications, responsible for broadband, portal and multi-platform services. Before that, Mr. Bhise served as Vice President and General Manager of AOL Inc.’s mobile division from June 2003 to August 2005, and from 1996 to 2003 worked at McKinsey & Company in its telecom, mergers and acquisitions and marketing practices. Mr. Bhise received his M.B.A. from the Wharton School of the University of Pennsylvania. Synacor believes it is appropriate and desirable for Synacor’s Chief Executive Officer to serve on the Board, as it provides the Board with useful insights with respect to management and operations. Additionally, Mr. Bhise brings to the Board extensive experience as an operating executive in the broadband, multiscreen and mobile industries.
Andrew Kau, age 58, has been a member of the Board of Directors since December 2000. Prior to that period, Mr. Kau served as a director of MyPersonal.com, Inc., one of Synacor’s predecessor companies, from September 1999 until its acquisition by Chek, Inc. to form Synacor. Mr. Kau has been a managing director at Walden International since 1994. From 1992 to 1994, Mr. Kau was President of Chemical Technologies Ventures. Mr. Kau was a management consultant at Strategic Planning Associates, LLC from 1991 to 1992 and at Booz, Allen and Hamilton Inc. from 1985 to 1987. From 1983 to 1985, Mr. Kau was a research scientist at Systems Planning Corporation. Mr. Kau holds a Sc.B. in Electrical Engineering from Brown University and an M.B.A. from the University of Virginia. Synacor believes Mr. Kau’s lengthy experience as a venture capital investor enables him to bring significant technology knowledge to the Board, as well as relationships with key industry contacts and potential strategic partners. Additionally, Mr. Kau’s lengthy history on the Board enables him to provide essential leadership to the Board on corporate governance and operational matters.
Class II Directors—Term Ending in 2022
Elisabeth B. (Lisa) Donohue, age 54, was appointed to the Board of Directors in May 2017. Ms. Donohue recently retired from Publicis Groupe, the world’s third largest communications company. Ms. Donohue’s 32 years of service to Publicis Groupe included her most recent role as the CEO of Publicis Spine, a data assets, technology and talent platform launched by Publicis Groupe in October 2017. In this role, Ms. Donohue was also a member of the Publicis Groupe Management Committee. From April 2016 to October 2017, Ms. Donohue served as Global Brand President of media communications agency Starcom Worldwide and member of the Publicis Media Global Executive Team. From 2009 through 2016, Ms. Donohue served as CEO of Starcom USA, where she drove Starcom’s industry-leading digital offering and built the agency’s data and analytics practice. Prior to that, Ms. Donohue served as President of MediaVest USA, overseeing all strategic planning and digital media services. Ms. Donohue also leads two non-profit boards – as President of the Board of Trustees of Milton Academy based in Milton, Massachusetts and as Board President of She Runs It based in New York City. Ms. Donohue graduated from Brown University with a B.A. in both Organizational Behavior & Management and Business Economics. Synacor believes Ms. Donohue’s career experience in the advertising industry provides a significant and valued perspective to the Board. Additionally, Ms. Donohue’s experience serving as a chief executive officer with financial oversight responsibilities will continue to be valuable to the Synacor audit committee.

Marwan Fawaz, age 57, has been a member of the Board of Directors since December 2011. Mr. Fawaz currently serves as an executive advisor to Google and Alphabet Inc., or Alphabet. From June 2016 to August 2018, Mr. Fawaz served as the CEO of Nest, a division of Alphabet. Prior to that he was the principal of Fawaz Consulting Services, and from June 2012 to May 2013, Mr. Fawaz served as Executive Vice President of Motorola Mobility LLC following its acquisition by Google, with responsibility for the Motorola Home Division. Prior to joining Motorola, Mr. Fawaz was a founder and partner at Sarepta Advisors, a technology consulting company based in Denver. From August 2006 through March 2011, Mr. Fawaz was an Executive Vice President and Chief Technology Officer at Charter Communications, where he served as an executive officer during the pendency of its Chapter 11 cases in 2009. From March 2003 until July 2006, Mr. Fawaz served as Senior Vice President and Chief Technical Officer for Adelphia Communications Corporation, or Adelphia. Adelphia filed a petition under Chapter 11 of the Bankruptcy Code in June 2002. From April 2002 to March 2003, he served as Investment Specialist/Technology Analyst for Vulcan, Inc. Mr. Fawaz served as Regional Vice President of Operations for the Northwest Region for Charter Communications from July 2001 to March 2002. From July 2000 to December 2000, he served as Chief Technology Officer for Infinity Broadband. He served as Vice President—Engineering and Operations at MediaOne, Inc. from January 1996 to June 2000. Mr. Fawaz currently serves on the board of directors of CSG Systems International, Inc. (CSGS:NASDAQ) where he serves on the nominating and governance committee. Mr. Fawaz received a B.S. degree in electrical engineering and a M.S. in telecom engineering from California State University—Long Beach. Synacor believes Mr. Fawaz’s significant experience as an executive at broadband service providers brings a valuable customer perspective to the Board and provides the Board with insight into how prospective and existing customers value Synacor’s product offering.
Michael J. Montgomery, age 65, has been a member of the Board of Directors since December 2011. Mr. Montgomery advises and invests in companies through his consulting firm, Montgomery Advisory LLC. Mr. Montgomery is also a lecturer at the UCLA Anderson School of Management, where he teaches a course focusing on the impact of technology on media. Mr. Montgomery served as president of Montgomery & Co., a media and technology investment banking firm, through June of 2013. Prior to joining the predecessor company to Montgomery & Co. in 1999, Mr. Montgomery was the chief executive officer at Sega GameWorks, a joint venture between Sega, Universal Studios and DreamWorks Studios. Before that, Mr. Montgomery was a senior executive at DreamWorks Studios from 1995 until 1997. Before joining DreamWorks Studios, Mr. Montgomery spent approximately eight years with The Walt Disney Company and its affiliates, where he held a number of senior positions including managing director and chief financial officer of EuroDisney and treasurer of The Walt Disney Company. He has previously served on the boards of directors of Corus Pharma and Pathogenesis, a public pharmaceutical company that was acquired by Chiron Corporation in 2000. Mr. Montgomery was also a board member of and chair of the audit committee for DreamWorks Animation (DWA: NASDAQ), sold in August 2016 to NBCUniversal, a division of Comcast Corporation. Mr. Montgomery received his M.B.A. from the Amos Tuck School at Dartmouth College, where he also received a B.A. degree as Rufus Choate Scholar with magna cum laude honors. Synacor believes Mr. Montgomery’s experience overseeing a media and technology investment banking business gives him a unique and valuable insight regarding the Internet and other emerging media businesses. Additionally, Synacor believes Mr. Montgomery’s prior operational and financial experience is valuable to our Board and his experience serving as the Chair of DreamWorks Animation’s audit committee is, likewise, valuable to the Audit Committee.

CORPORATE GOVERNANCE
Independence of the Board of Directors
The Board of Directors is currently composed of eight members following Jordan Levy’s resignation as a director and Chairman of the Board of Directors effective March 3, 2020. Ms. Donohue and Messrs. Fawaz, Ginsberg, Kau, Montgomery, Murphy and Rendino qualify as independent directors in accordance with the published listing requirements of the Nasdaq Stock Market, or Nasdaq.In addition, Mr. Levy also qualified as an Independent director under the listing requirements of Nasdaq prior to his resignation. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of Synacor’s employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and Synacor with regard to each director’s business and personal activities as they may relate to Synacor and its management. The directors hold office until their successors have been duly elected and qualified or their earlier death, resignation, retirement, disqualification or other removal.
Board Leadership Structure
Synacor currently has separate individuals serving as Chairman of the Board of Directors and as the principal executive officer. Jordan Levy served as Chairman of the Board of Directors from October 2007 through March 2020, Kevin Rendino has served as interim Chairman of the Board of Directors since March 2020 and Himesh Bhise has served as Synacor’s President and Chief Executive Officer since August 2014. Under the Synacor Corporate Governance Guidelines, the positions of Chairman and Chief Executive Officer should be separate, and the Chairman should be selected from the non-employee directors. Separating the positions of Chief Executive Officer and Chairman of the Board allows its President and Chief Executive Officer to focus on Synacor’s day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing independent advice to and oversight of management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for Synacor at this time and demonstrates Synacor’s commitment to good corporate governance. Because Synacor has separate individuals serving as Chairman of the Board and as Synacor’s principal executive officer, Synacor does not have a lead independent director; the responsibilities of a lead independent director are discharged by the Chairman of the Board.
Risk Oversight Management
Risk is inherent with every business and Synacor faces a number of risks, including strategic, financial, operational, legal/compliance, cybersecurity and reputational risks. Synacor’s management is responsible for the day-to-day management of the risks that Synacor faces. The Synacor board as a whole has responsibility for the oversight of enterprise risk management. In connection with the Board’s oversight of enterprise risk management, Synacor management reports to the Board on a regular basis regarding our Company’s exposure to cyber risk, including with respect to our cyber security infrastructure and the development and implementation of policies, procedures, standards and technical measures to create an environment that is designed to minimize exposure to cyber threats. The Synacor Audit Committee is responsible for overseeing the process by which management assesses and manages Synacor’s exposure to risk, as well as Synacor’s major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with Synacor management and its independent auditors. The Synacor Compensation Committee reviews processes related to, and steps taken to mitigate material risks related to Synacor’s compensation programs. The oversight roles of the Synacor board, Compensation Committee and Audit Committee are supported by management reporting processes that are designed to provide visibility into the identification, assessment and management of critical risks.

Information Regarding the Board of Directors and its Committees
Synacor’s independent directors periodically meet in executive sessions at which only independent directors are present. The Board has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategy Committee. The following table provides membership information for each of the committees:

Name	Audit	Compensation	Corporate Governance and Nominating (1)	Strategy
Himesh Bhise				X
Elisabeth B. Donohue	X
Marwan Fawaz		X		X
Gary L. Ginsberg		*X
Andrew Kau		X	*X
Michael J. Montgomery	*X		X	*X
Scott Murphy	X			X
Kevin Rendino	X		X	X

Notes:
	*	Denotes committee chair.
	(1)	Jordan Levy served as Chairman of the Board of Directors and chair of the Corporate Governance and Nominating Committee during 2019 and until his resignation as a director effective March 3, 2020. Andrew Kau was appointed as chair of the Corporate Governance and Nominating Committee effective March 22, 2020.

Below is a description of each committee of the Board. The Board has determined that each member of each of the Audit, Compensation and Corporate Governance and Nominating Committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Synacor. Each committee of the Board of Directors has a written charter approved by the Board. Copies of each charter are posted on Synacor’s website at http://www.synacor.com in the Investor Relations section.
Audit Committee
The Audit Committee of the Board of Directors, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees Synacor’s accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, the Audit Committee is responsible for reviewing Synacor’s disclosure controls and procedures and the adequacy and effectiveness of Synacor’s internal controls. It also discusses the scope and results of the audit with Synacor’s independent registered public accounting firm, reviews with Synacor’s management and Synacor’s independent registered public accounting firm Synacor’s interim and year-end operating results and, as appropriate, initiates inquiries into aspects of Synacor’s financial affairs. The Audit Committee has oversight for Synacor’s code of business conduct and is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters, federal securities laws (including any rules or regulations thereunder), the disclosures Synacor is required to make to Synacor’s stockholders as a public company and any other securities matters related to Synacor’s code of business conduct, and for the confidential, anonymous submission by Synacor’s employees of concerns regarding questionable accounting, auditing or securities laws matters. In addition, the Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of Synacor’s independent registered public accounting firm, including approving services and fee arrangements. The Audit Committee also is responsible for reviewing and approving all related party transactions in accordance with Synacor’s related party transactions approval policy.

The current members of the Audit Committee are Lisa Donohue, Michael Montgomery, Scott Murphy and Kevin Rendino, each of whom is independent for audit committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. Mr. Montgomery currently chairs the Audit Committee. The Audit Committee met 6 times during the fiscal year ended December 31, 2019.
The Board has determined that Mr. Montgomery is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The designation does not impose on Mr. Montgomery any duties, obligations or liability that are greater than are generally imposed on him as member of the Audit Committee and the Board.

Compensation Committee
The purpose of the Compensation Committee of the Board of Directors is to assist the Board with certain responsibilities relating to executive compensation policies and programs. Among other things, specific responsibilities of the Compensation Committee include evaluating the performance, and determining the compensation, of Synacor’s Chief Executive Officer. In consultation with Synacor’s Chief Executive Officer, it also determines the compensation of Synacor’s other executive officers. In addition, the Compensation Committee administers Synacor’s equity compensation plans and has the authority to grant equity awards and approve modifications of such awards under Synacor’s equity compensation plans, subject to the terms and conditions of any equity award policy adopted by the Board. The Compensation Committee also oversees the review process related to, and steps taken to mitigate, material risk associated with Synacor’s compensation practices, oversees the process and reviews the results of any compensation-related matter presented for a stockholder vote, and reviews and approves various other compensation policies and matters.
The current members of the Compensation Committee are Marwan Fawaz, Gary Ginsberg and Andrew Kau. Mr. Ginsberg currently chairs the Compensation Committee. Each of Messrs. Fawaz, Ginsberg and Kau is an “independent director” under the applicable rules and regulations of Nasdaq, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director,” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met 6 times during the fiscal year ended December 31, 2019.
Synacor’s Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.
The Compensation Committee has retained Frederic W. Cook & Co., ("FW Cook") as its independent compensation consultant. The consultant provides the committee with data about the compensation paid by a peer group of companies and other companies that may compete with Synacor for executives, and develops recommendations for structuring Synacor’s compensation programs. The consultant is engaged solely by the Compensation Committee and does not provide any other services directly to Synacor or Synacor’s management.
The Compensation Committee has assessed the compensation policies and practices for Synacor’s employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2019, Messrs. Fawaz, Ginsberg and Kau each served on the Compensation Committee of the Board of Directors. None of these individuals is currently or has been at any time one of Synacor’s officers or employees. None of Synacor’s executive officers has ever served as a member of the board of directors or compensation committee (or committee serving a similar function) of any other entity that has or has had one or more executive officers serving as a member of the Board or the Compensation Committee.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee of the Board of Directors oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to the Board, and evaluates the performance of the Board and individual directors. The Corporate Governance and Nominating Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of Synacor’s corporate governance practices and making recommendations to the Board concerning corporate governance matters.

The current members of the Corporate Governance and Nominating Committee are Messrs. Kau and Montgomery, each of whom is independent under the listing standards of Nasdaq. Jordan Levy was the chair of the Corporate Governance and Nominating Committee until his resignation from the Board of Directors in March 2020. Andrew Kau was appointed as chair of the Corporate Governance and Nominating Committee effective March 22, 2020. The Corporate Governance and Nominating Committee met 2 times during the fiscal year ended December 31, 2019.
The Corporate Governance and Nominating Committee believes that members of the Board should have certain minimum qualifications, including having the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value, and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Corporate Governance and Nominating Committee also considers such other guidelines and various and relevant career experience, relevant skills, such as an understanding of the telecommunications and high-speed Internet provider industries, financial expertise, diversity and local and community ties. While Synacor does not maintain a formal policy requiring the consideration of diversity in identifying nominees for director, diversity is, as noted above, one of the factors the Corporate Governance and Nominating Committee considers in conducting its assessment of director nominees. Synacor views diversity expansively to include those attributes that Synacor believes will contribute to a board of directors that, through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes, is best able to guide Synacor and Synacor’s strategic direction. Candidates for director nominees are reviewed in the context of the current make-up of the Board. The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board.
In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee also reviews such directors’ overall performance during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair such directors’ independence.
The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Corporate Governance and Nominating Committee for consideration. If a stockholder wishes to recommend a director candidate for consideration by the Corporate Governance and Nominating Committee, pursuant to Synacor’s Corporate Governance Guidelines, the stockholder recommendation should be delivered to Synacor’s Corporate Secretary at Synacor’s principal executive offices, and should include:
•To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a nominee for election to our Board of Directors;
•The director candidate’s written consent to (A) if selected, be named in our proxy statement and proxy materials and (B) if elected, serve on our Board of Directors; and
•Any other information that such stockholder believes is relevant in considering the director candidate.
Strategy Committee
The Strategy Committee of the Board of Directors provides input to Synacor’s management in their development of Synacor’s long-term corporate strategy. Among other things, specific responsibilities of the Strategy Committee include the evaluation of external developments and factors, including changes in Synacor’s industry, competition and technology that impact Synacor’s strategy, and the review of potential material mergers and acquisitions, combinations, joint ventures, divestitures and investments. The current members of the Strategy Committee are Himesh Bhise, Marwan Fawaz, Michael Montgomery, Scott Murphy and Kevin Rendino. Mr. Montgomery currently chairs the Strategy Committee. The Strategy Committee met 10 times during the fiscal year ended December 31, 2019.
Meetings of the Board of Directors
The Board of Directors met 9 times during the fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, each director then in office attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Code of Business Conduct
The Board of Directors has adopted a code of business conduct. The code of business conduct applies to all of Synacor’s employees, officers and directors. The full text of Synacor’s code of business conduct is posted on Synacor’s website at http://www.synacor.com under the Investor Relations section. Synacor intends to disclose future amendments to certain provisions of Synacor’s code of business conduct, or waivers of these provisions, at the same location on Synacor’s website identified above and also in public filings.
Stockholder Communications with the Board of Directors
Stockholders may communicate with our Board of Directors, either generally or with a particular director, by writing to the following address:
The Board of Directors
c/o Corporate Secretary
Synacor, Inc.
40 La Riviere Drive, Suite 300
Buffalo, NY 14202
Each such communication should set forth (i) the name and address of such stockholder, as they appear on Synacor’s books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of stock that are owned of record by such record holder and beneficially by such beneficial owner.
The person receiving such stockholder communication shall, in consultation with appropriate members of the Board as necessary, generally screen out communications from stockholders to identify communications that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board and Synacor.
Attendance at Annual Meeting of Stockholders by the Board of Directors
Synacor does not have a formal policy regarding attendance by members of the Board of Directors at Synacor’s annual meeting of stockholders. Directors are encouraged, but not required, to attend the annual meeting of stockholders. Six of the nine then serving directors attended Synacor’s 2019 Annual Meeting of Stockholders.
Compensation of Directors
Until July 1, 2019, the compensation of Synacor’s non-employee directors consisted of an annual cash retainer (paid quarterly) and stock option grants (in addition to reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings).
Under the cash compensation portion of Synacor’s non-employee director compensation program, all non-employee directors were paid an annual cash retainer of $35,000 for service on the Board. Additional annual cash retainer amounts were paid as follows:

•Non-employee chairman of the Board: $35,000;
•Audit committee member: $7,500;
•Audit committee chair: $15,000;
•Compensation committee member: $6,500;
•Compensation committee chair: $12,500;
•Nominating and corporate governance committee member: $3,500;
•Nominating and corporate governance committee chair: $7,500;
•Strategy committee member: $7,000; and
•Strategy committee chair: $14,000.

Under the equity compensation portion of Synacor’s non-employee director compensation program, newly-elected non-employee directors received an initial stock option grant of up to 50,000 shares, to be granted at the first Board meeting occurring on or following such director’s initial election to the Board. Each non-employee director who was re-elected to the Board received a stock option grant of up to 30,000 shares, to be granted at the first board meeting occurring on or following such director’s re-election to the Board, and an annual stock option grant of up to 15,000 shares granted at the time of Synacor’s annual stockholders’ meeting in each of the following two years if he or she continued to serve on the Board. All such options vest over four years of service, with 25% vesting after completion of one year of service and the remainder vesting monthly over an additional three years of service. In addition, in the event of Synacor’s change of control or the director’s death, disability or retirement at or after age 65, any unvested option shares will fully vest.

Effective July 1, 2019, the Board modified its non-employee director compensation program based on the recommendation of its Compensation Committee. The modified program replaces cash compensation with additional equity compensation in order to improve Synacor’s cash position and adjusted EBITDA and to further align the directors’ interests with the stockholders. Under the modified program, non-employee directors are compensated as follows:

•In lieu of an annual board cash retainer, each director receives an annual award of restricted stock units, or RSUs, having a value of $40,000, which vests quarterly over one year.
•In lieu of stock options for service on the Board, each director receives an award of RSUs having a value of $90,000, which vests quarterly over three years.
•In lieu of cash retainers for committee service, committee members receive an annual award of RSUs having a value equal to the amount of the applicable former cash committee retainers set forth above. Such RSUs vest quarterly over one year.

Effective February 27, 2020, the Board further modified its non-employee director compensation program based on the recommendation of its Compensation Committee to reduce the previously approved annual RSUs awards from having a value of $90,000 to $50,000, which vests quarterly over three years.
The following table sets forth the total compensation earned by each person who served as a director during the fiscal year ended December 31, 2019, other than a director who also served as an executive officer.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)		Option Awards ($) (2)(4)		Total ($)
Elisabeth B. Donohue	21,250	23,669	(5)	31,759	(12)	76,678
Marwan Fawaz	24,750	26,658	(6)	31,759	(12)	83,167
Gary L. Ginsberg	23,750	26,160	(7)	15,880	(13)	65,790
Andrew Kau	22,500	24,914	(8)	15,880	(13)	63,294
Jordan Levy	42,000	43,600	(9)	15,880	(13)	101,480
Michael J. Montgomery	33,750	36,127	(10)	31,759	(12)	101,636
Scott Murphy	24,750	27,157	(11)	15,880	(13)	67,787
Kevin Rendino	15,292	27,157	(11)	66,730	(14)	109,179

Notes:
(1)
The fees earned or paid in cash to Synacor’s non-employee directors in fiscal year 2019 are based on the original compensation program set forth above. Such amounts represent cash compensation paid for services performed in the first half of 2019.

(2)
The amounts in this column represent the aggregate grant date fair value of equity awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 11 of the Notes to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 6, 2020 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

	(3)	As of December 31, 2019, the above-listed directors held RSUs covering shares of Synacor’s common stock: Elisabeth B. Donohue (8,247), Marwan Fawaz (9,289), Gary L. Ginsberg (9,115), Andrew Kau (8,681), Jordan Levy (15,192), Michael J. Montgomery (12,588), Scott Murphy (9,463) and Kevin Rendino (9,463).

(4)	As of December 31, 2019, the above-listed directors held outstanding options to purchase the following number of shares of Synacor’s common stock: Elisabeth B. Donohue (95,000), Marwan Fawaz (205,000), Gary L. Ginsberg (190,000), Andrew Kau (190,000), Jordan Levy (207,500), Michael J. Montgomery (205,000), Scott Murphy (140,000) and Kevin Rendino (65,000).
(5)	Ms. Donohue was granted 16,494 RSUs on September 10, 2019 in accordance with the modified non-employee director compensation program set forth above, for services to be performed in the second half of 2019. 8,247 RSUs vested on October 1, 2019 and 8,247 RSUs vested on January 1, 2020.
(6)	Mr. Fawaz was granted 18,577 RSUs on September 10, 2019 in accordance with the modified non-employee director compensation program set forth above, for services to be performed in the second half of 2019. 9,288 RSUs vested on October 1, 2019 and 9,289 RSUs vested on January 1, 2020.
(7)	Mr. Ginsberg was granted 18,230 RSUs on September 10, 2019 in accordance with the modified non-employee director compensation program set forth above, for services to be performed in the second half of 2019. 9,115 RSUs vested on October 1, 2019 and 9,115 RSUs vested on January 1, 2020.
(8)	Mr. Kau was granted 17,362 RSUs on September 10, 2019 in accordance with the modified non-employee director compensation program set forth above, for services to be performed in the second half of 2019. 8,681 RSUs vested on October 1, 2019 and 8,681 RSUs vested on January 1, 2020.
(9)	Mr. Levy was granted 30,383 RSUs on September 10, 2019 in accordance with the modified non-employee director compensation program set forth above, for services to be performed in the second half of 2019. 15,191 RSUs vested on October 1, 2019 and 15,192 RSUs vested on January 1, 2020.
(10)	Mr. Montgomery was granted 25,176 RSUs on September 10, 2019 in accordance with the modified non-employee director compensation program set forth above, for services to be performed in the second half of 2019. 12,588 RSUs vested on October 1, 2019 and 12,588 RSUs vested on January 1, 2020.
(11)	Mr. Murphy and Mr. Rendino were each granted 18,925 RSUs on September 10, 2019 in accordance with the modified non-employee director compensation program set forth above, for services to be performed in the second half of 2019. 9,462 RSUs vested on October 1, 2019 and 9,463 RSUs vested on January 1, 2020.
(12)	Reflects an option to purchase 30,000 shares of Synacor’s common stock granted to the director on May 16, 2019, at an exercise price of $1.64 per share. The option vests over four years of service beginning on June 1, 2019, with 25% vesting upon completion of 12 months of service and the remainder vesting in 36 equal monthly installments thereafter. The option will vest in full upon a change of control, death, total and permanent disability or retirement at or after age 65.
(13)	Reflects an option to purchase 15,000 shares of Synacor’s common stock granted to the director on May 16, 2019, at an exercise price of $1.64 per share. The option vests over four years of service beginning on June 1, 2019, with 25% vesting upon completion of 12 months of service and the remainder vesting in 36 equal monthly installments thereafter. The option will vest in full upon a change of control, death, total and permanent disability or retirement at or after age 65.
(14)	Reflects (a) an option to purchase 50,000 shares of Synacor’s common stock granted to the director on March 1, 2019, at an exercise price of $1.74 per share. The option vests over four years of service beginning on March 1, 2019, with 25% vesting upon completion of 12 months of service and the remainder vesting in 36 equal monthly installments thereafter; and (b) an option to purchase 15,000 shares of Synacor’s common stock granted to the director on May 16, 2019, at an exercise price of $1.64 per share. The option vests over four years of service beginning June 1, 2019, with 25% vesting upon completion of 12 months of service and the remainder vesting in 36 equal monthly installments thereafter. The options will vest in full upon a change of control, death, total and permanent disability or retirement at or after age 65.

Agreement with 180 Degree Capital Corp.
On March 1, 2019, Synacor entered into an agreement with 180 Degree Capital Corp. (“180 Degree”), the beneficial owner of approximately 7.4% of Synacor’s common stock as of April 20, 2020. Immediately following the execution of the agreement, pursuant to resolutions previously approved by Board of Directors, (i) the total number of directors constituting the Board was increased from eight (8) to nine (9) in accordance with Synacor’s Bylaws and (ii) Kevin Rendino was appointed and elected to serve as a Class III director of Synacor (the “180 Degree Designee”) with an initial term that comes up for re-election at the Annual Meeting.
Pursuant to the agreement, we also agreed that during the Standstill Period (as defined below), if the 180 Degree Designee is unable or unwilling to serve as a director or resigns as a director during the Standstill Period, subject to the terms and conditions of the agreement, 180 Degree has the right to nominate a replacement director, subject to the approval of the Synacor Board, not to be unreasonably withheld, and who meets certain qualification requirements under the agreement.

The agreement includes a “Standstill Period,” which begins on the date of the agreement and extends until 10 days prior to the deadline for the submission of stockholder nominations for directors for the 2020 Annual Meeting pursuant to Synacor’s Bylaws; provided that if Synacor offers to nominate the 180 Degree Designee for re-election at the 2020 Annual Meeting, then the Standstill Period will be automatically extended until the day following the 2020 Annual Meeting. So long as the 180 Degree Designee (or a replacement) is on the Board, Synacor agreed that it will recommend, support and solicit proxies for the election of the 180 Degree Designee in the same manner as the other directors recommended by the Board for election at the applicable annual meeting of stockholders for which the 180 Degree Designee (or a replacement) is up for re-election to the Board.
The agreement further provides that 180 Degree will appear in person or by proxy at all annual and special stockholder meetings during the Standstill Period and vote all of its shares in favor of any proposal supported by a majority of the Board; provided that 180 Degree has the right to vote in its sole discretion with respect to any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving Synacor or any of its affiliates (each, an “Extraordinary Transaction”).
Under the terms of the agreement, during the Standstill Period, 180 Degree agreed not to, among other things, (i) solicit proxies regarding any matter to come before any annual or special meeting of stockholders during the Standstill Period, (ii) enter into a voting agreement or any group with stockholders other than 180 Degree affiliates and current group members, (iii) (A) nominate or recommend for nomination any person for election, (B) submit proposals for consideration or otherwise bring any business before, nor (C) engage in certain activities related to “withhold” or similar campaigns, at any applicable meeting of stockholders, (iv) seek to make, or encourage any third party in making, any offer or proposal with respect to any Extraordinary Transaction or (v) acquire beneficial ownership of any Synacor common stock or other equity securities in excess of 10.0% of the then outstanding shares of common stock.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the selection, compensation, retention, performance and evaluation of our independent registered public accounting firm. Previously, Deloitte & Touche LLP served as our independent registered accounting firm since 2006. Following completion by the Audit Committee of a competitive process to select our independent registered public accounting firm for the fiscal year ending December 31, 2020, the Audit Committee, on April 3, 2020, selected Grant Thornton LLP as our new independent registered public accounting firm, which resulted in the dismissal of Deloitte & Touche LLP as our independent registered public accounting firm as of April 3, 2020.
During the years ended December 31, 2019 and 2018, and the subsequent interim period through April 3, 2020, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in their reports, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that management identified the following material weaknesses in the Company’s internal control over financial reporting as of December 31, 2018, which were identified and disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018: (i) ineffective control activities due to the lack of timeliness and consistency in executing business process controls, and (ii) ineffective monitoring controls to ascertain whether the components of internal control were present and functioning.
The audit reports of Deloitte & Touche on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte & Touche’s audit report on the Company’s consolidated financial statements as of and for the year ended December 31, 2019 contained an emphasis of matter paragraph stating that “Effective January 1, 2019, the Company adopted Financial Accounting Standards Board Accounting Standards Update 2016-02, Leases (“Topic 842”, or the “New Lease Accounting Standard”).” The audit report of Deloitte & Touche on the effectiveness of internal control over financial reporting as of December 31, 2018 contained an adverse opinion and indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there were material weaknesses related to (i) ineffective control activities due to the lack of timeliness and consistency in executing business process controls, and (ii) ineffective monitoring controls to ascertain whether the components of internal control were present and functioning.
During the years ended December 31, 2019 and 2018, and the subsequent interim period through April 3, 2020, neither the Company nor anyone on its behalf has consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, where either a written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to respond to appropriate questions and, if he or she desires, make a statement. A representative of Deloitte & Touche LLP is not expected to be present at the Annual Meeting and thus will not make a statement or be available to respond to questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, our Board of Directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
A majority of the votes cast at the Annual Meeting (or represented by proxy) either affirmatively or negatively will decide the ratification of the appointment of Grant Thornton LLP. Broker non-votes (although counted towards a quorum) and abstentions will have no impact on the vote on this proposal. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal?”.

Independent Registered Public Accounting Firm’s Fees
The following table sets forth the aggregate fees we paid to Deloitte & Touche LLP, our independent registered public accounting firm, for professional services provided during our fiscal years ended December 31, 2019 and December 31, 2018:

	Fiscal 2019	Fiscal 2018
	(In thousands)
Audit fees (1)	$592	$700
Audit-related fees (2)	17	12
Tax fees	—	—
All other fees	—	—
Total fees	$609	$712

Notes:
(1)
Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are normally provided by Deloitte & Touche LLP in connection with regulatory filings or engagements.

	(2)	Audit-related fees relate to assurance and related services that are reasonably related to the audit or review of our financial statements.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before our independent registered public accounting firm is engaged to provide a service. All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by our independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS SYNACOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2020.
Audit Committee Report
The Audit Committee of the Board currently consists of four non-employee directors, consisting of Elisabeth B. Donohue, Michael J. Montgomery, Scott Murphy, and Kevin Rendino. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that Michael Montgomery is an audit committee financial expert as described in applicable rules and regulations of the SEC.
The principal purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing its financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, previously Deloitte & Touche LLP and currently Grant Thornton LLP, is responsible for performing an independent audit of its financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management its audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“Form 10-K”).
The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP the audited financial statements in the Form 10-K and the audit results. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. In addition, we received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed Deloitte & Touche LLP’s independence with them. Upon completing these activities, the Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management.
Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Form 10-K and filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:

Elisabeth B. Donohue
Michael J. Montgomery
Scott Murphy
Kevin Rendino

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, the Board is providing the stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of Synacor’s named executive officers as described in the section below entitled “Summary of Named Executive Officer Compensation” and accompanying compensation tables, and as discussed in the related narrative disclosure below. This advisory vote is commonly referred to as a “say-on-pay” vote. Stockholders may express their views on the design and effectiveness of Synacor’s executive compensation program by voting “For” or “Against” approval, on a non-binding, advisory basis, of the compensation of Synacor’s named executive officers, or may abstain. This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Synacor named executive officers.
The goal of Synacor’s executive compensation program is to enable us to attract, recruit and retain qualified employees who have the collective and individual abilities necessary to run Synacor’s business to meet the challenges we face, and to focus those executives on achieving financial results that enhance the value of Synacor’s stockholders’ investment. Annual variable compensation and long-term equity incentives are significant components of Synacor’s executive compensation program, and are designed to focus Synacor’s executive team on those financial goals that we believe are most closely related to stockholder value. Synacor believes its compensation policies and procedures demonstrate a strong link between pay and performance. Please read the section below entitled “Summary of Named Executive Officer Compensation” and the compensation tables and narrative that follow for additional details about Synacor’s executive compensation program, including information about the fiscal 2019 compensation of named executive officers.
A majority of the votes cast affirmatively or negatively at the Synacor annual meeting (or represented by proxy) will decide the approval, on a non-binding, advisory basis, of the compensation of Synacor’s named executive officers. Broker non-votes (although counted towards a quorum) and abstentions will have no impact on the vote on this proposal.
Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board or Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for Synacor’s named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF SYNACOR’S NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The names of our current executive officers and certain information about each of them as of April 20, 2020 are set forth below:
Himesh Bhise, age 52, has been a member of the Board of Directors and Synacor’s President and Chief Executive Officer since August 2014. Mr. Bhise has led Synacor’s shift from a desktop search monetization business towards an advertising, media and software platforms business. From June 2012 until he joined Synacor, Mr. Bhise served as the Vice President of New Services & Platforms of the Comcast Cable unit of Comcast Corporation where he was responsible for incubating, launching and operating video, Internet and advertising growth businesses. From July 2010 to June 2012, Mr. Bhise was Managing Director at Activate, Inc., a strategy and technology consulting firm where he specialized in product development, marketing and partnering strategies to jumpstart growth. From June 2009 to June 2010, Mr. Bhise led products and growth strategy at Gerson Lehrman Group, Inc. From September 2005 to January 2009, Mr. Bhise was Vice President and general manager of the High Speed Internet business at Charter Communications, responsible for broadband, portal and multi-platform services. Before that, Mr. Bhise served as Vice President and General Manager of AOL Inc.’s mobile division from June 2003 to August 2005, and from 1996 to 2003 worked at McKinsey & Company in its telecom, mergers and acquisitions and marketing practices. Mr. Bhise received his M.B.A. from the Wharton School of the University of Pennsylvania.
Timothy J. Heasley, age 66, was appointed Synacor’s Chief Financial Officer in August 2018 after having joined Synacor in May 2018 as Senior Vice President of Finance. From 2017 to 2018, Mr. Heasley served as Chief Financial Officer of National Oak Distributors, a national wholesale distributor, where he played a key role in the acquisition of a regional competitor and was responsible for the company’s finance, human resources and IT functions. From 2015 to 2016, Mr. Heasley served as Chief Financial Officer of Motus Integrated Technologies, a global manufacturer for the automotive industry, where his finance and IT responsibilities included finance team recruitment and oversight of new finance and management systems. From 2012 to 2014, Mr. Heasley served as Senior Vice President and Chief Financial Officer of Kaydon Corporation (KDN:NYSE), a global manufacturer of specialty products for the industrial, military, aerospace, medical and energy markets. Prior to that, Mr. Heasley served in senior financial roles with Gibraltar Industries (ROCK:NYSE), MRC Industrial Group and SPS Technologies. Mr. Heasley has also served in progressive financial management positions with a diverse group of leading organizations, including Johnson Controls, TRW and Carborundum Company. Mr. Heasley holds an M.B.A. and a B.S. in Accounting from the State University of New York at Buffalo and is a Certified Public Accountant (Ohio, inactive).
Steven M. Davi, age 56, has served as Synacor’s Executive Vice President, Technology since April 2018 after having served as Synacor’s Senior Vice President of Engineering since November 2012. Prior to joining Synacor, Mr. Davi worked at SeaChange International, Inc. (SEAC:NASDAQ), where he began employment as a software architect in 1997. Mr. Davi then progressed into several management and executive positions that culminated in his promotion to SeaChange’s Chief Technology Officer, responsible for overall software technology architecture and company strategy related to product design, system planning and industry standards. Earlier in his career, Mr. Davi held various software engineering positions at Banyan Systems Inc. and in Data General Corporation’s networking division. Mr. Davi focuses on the impact of management in agile at all levels of an organization and is the author of Executive Influence on Agile Development, a book in which he provides a practical guide of lessons learned implementing and overseeing agile transformation and development. Mr. Davi currently sits on the Worcester Polytechnic Institute Arts and Sciences Advisory Board. Mr. Davi holds a B.S. in Computer Science from Worcester Polytechnic Institute and an M.S. in Computer Science from Northeastern University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of April 20, 2020 by:
•each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•our named executive officers;
•each of our directors; and
•all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 20, 2020 and common stock subject to RSU awards that will vest within 60 days of April 20, 2020 are deemed outstanding and beneficially owned by the person holding such options or RSUs for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 39,449,337 shares of common stock outstanding on April 20, 2020 plus shares of common stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers
Himesh Bhise (1)	2,366,843	5.7%
Steven M. Davi (2)	261,384	0.7%
Elisabeth B. Donohue (3)	132,290	0.3%
Marwan Fawaz (4)	310,737	0.8%
Gary L. Ginsberg (5)	240,162	0.6%
Timothy J. Heasley (6)	221,284	0.6%
Andrew Kau (7)	4,093,865	10.3%
Michael J. Montgomery (8)	341,655	0.9%
Scott Murphy (9)	249,512	0.6%
Kevin M. Rendino (10)	3,027,288	7.7%
All current directors and executive officers as a group (10 persons) (11)	11,245,020	26.0%
Other 5% Stockholders
Entities associated with Walden International (12)	3,884,965	9.8%
Entities associated with Advantage Capital (13)	2,180,971	5.5%
Entities associated with The Vanguard Group (14)	2,083,944	5.3%
Entities associated with 180 Degree Capital Corp. (15)	2,930,976	7.4%
Entities associated with BLR Partners LP (16)	2,166,000	5.5%

Notes:
(1)
Represents 110,005 shares held or beneficially owned by Mr. Bhise and 2,256,838 shares issuable upon exercise of stock options issued to Mr. Bhise and exercisable within 60 days of April 20, 2020, 56,258 of which shares remained subject to vesting as of April 20, 2020.

(2)
Represents 18,293 shares held or beneficially owned by Mr. Davi and 233,200 shares issuable upon exercise of stock options issued to Mr. Davi and exercisable within 60 days of April 20, 2020, 21,816 of which shares remained subject to vesting as of April 20, 2020.

(3)
Represents 37,290 shares held or beneficially owned by Ms. Donohue, and 95,000 shares issuable upon exercise of stock options issued to Ms. Donohue and exercisable within 60 days of April 20, 2020, 52,709 of which shares remained subject to vesting as of April 20, 2020.

(4)
Represents 105,737 shares held or beneficially owned by Mr. Fawaz and 205,000 shares issuable upon exercise of stock options issued to Mr. Fawaz and exercisable within 60 days of April 20, 2020, 43,750 of which shares remained subject to vesting as of April 20, 2020.

(5)
Represents 50,162 shares held or beneficially owned by Mr. Ginsberg and 190,000 shares issuable upon exercise of stock options issued to Mr. Ginsberg and exercisable within 60 days of April 20, 2020, 32,500 of which shares remained subject to vesting as of April 20, 2020.

(6)
Represents 21,284 shares held or beneficially owned by Mr. Heasley and 200,000 shares issuable upon exercise of stock options issued to Mr. Heasley and exercisable within 60 days of April 20, 2020, 108,334 of which shares remained subject to vesting as of April 20, 2020.

(7)
Includes 28,172 shares held or beneficially owned by Mr. Kau, and 190,000 shares issuable upon exercise of stock options issued to Mr. Kau and exercisable within 60 days April 20, 2020, 36,250 of which shares remained subject to vesting as of April 20, 2020. See footnote (12) regarding Mr. Kau’s relationship with Walden International. The address for Mr. Kau is c/o Walden International, One California Street, Suite 1750, San Francisco, California 94111.

(8)
Represents 136,655 shares held or beneficially owned by Mr. Montgomery and 205,000 shares issuable upon exercise of stock options issued to Mr. Montgomery and exercisable within 60 days of April 20, 2020, 43,750 of which shares remained subject to vesting as of April 20, 2020.

(9)
Represents 109,512 shares held or beneficially owned by Mr. Murphy and 140,000 shares issuable upon exercise of stock options issued to Mr. Murphy and exercisable within 60 days of April 20, 2020, 32,500 of which shares remained subject to vesting as of April 20, 2020. The address for Mr. Murphy is c/o Advantage Capital Partners, 909 Poydras Street, Suite 2230, New Orleans, LA 70112.

(10)
Includes 65,000 shares issuable upon exercise of stock options issued to Mr. Rendino and exercisable within 60 days of April 20, 2020, 52,500 of which shares remained subject to vesting as of April 20, 2020. See footnote (15) regarding Mr. Rendino’s relationship with 180 Degree Capital Corp. (“180 Degree”). Pursuant to an assignment and assumption agreement between Mr. Rendino and 180 Degree, Mr. Rendino has assigned all economic and beneficial interest in his common stock, RSUs (and the shares of common stock issuable upon settlement thereof) and options (and the shares of common stock issuable upon exercise thereof) to 180 Degree. The address for Mr. Rendino is c/o 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

(11)	Includes 3,780,038 shares issuable upon exercise of stock options exercisable within 60 days of April 20, 2020, 480,367 of which shares remained subject to vesting as of April 20, 2020.
(12)
Represents 70,846 shares held by Pacven Walden Ventures IV Associates Fund, L.P. (“Pacven IV Associates Fund”), 3,804,292 shares held by Pacven Walden Ventures IV, L.P. (“Pacven IV”) and 9,827 shares held by Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Lip-Bu Tan is a trustee. The general partner of Pacven IV Associates Fund and Pacven IV is Pacven Walden Management II, L.P. (“Pacven Management II”). The general partner of Pacven Management II is Pacven Walden Management Co., Ltd. (“Pacven Walden Management”). Lip-Bu Tan is the sole director of Pacven Walden Management and he shares voting and investment power with respect to the shares held by Pacven IV and Pacven IV Associates Fund with the other members of the investment committee of Pacven Walden Management. Lip-Bu Tan and Andrew Kau (who is also a member of the Synacor Board of Directors) are the members of the investment committee of Pacven Walden Management. The address for entities associated with Walden International is One California Street, Suite 1750, San Francisco, CA 94111.

(13)
Represents 1,759,841 shares held by Advantage Capital New York Partners I, L.P. (“Advantage I”) and 421,130 shares held by Advantage Capital New York Partners II, L.P. (“Advantage II”). The sole general partner of Advantage I is Advantage Capital New York GP-I, LLC (“Advantage GP I”), and the sole general partner of Advantage II is Advantage Capital New York GP-II, LLC (“Advantage GP II”). Advantage GP I and Advantage GP II, in their respective capacities as general partner of Advantage I and Advantage II, exercise investment discretion and control of the shares beneficially owned by Advantage I and Advantage II. Steven T. Stull holds all of the voting interests of Advantage GP I and, therefore, may be deemed to have voting and investment power with respect to the shares held of record by Advantage I. Steven T. Stull and Maurice E. Doyle hold all of the ownership interests, including voting interests, of Advantage GP II and, therefore, may be deemed to have voting and investment power with respect to the shares held of record by Advantage II. The address for entities associated with Advantage Capital Partners is 909 Poydras Street, Suite 2230, New Orleans, LA 70112.

(14)	The Vanguard Group (“Vanguard”) reported on its Schedule 13G filed on February 11, 2020 that it has sole dispositive power over the 2,075,744 shares held by Vanguard and sole voting and shared dispositive power over the 8,200 shares beneficially owned by Vanguard Fiduciary Trust Company as a result of its serving as investment manager of collective trust accounts. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(15)	Represents 1,720,888 shares held by 180 Degree and 1,241,400 shares held by 180.2 SPV Series—a Series of 180 Degree Capital Management, LLC (“180.2 SPV Series”). 180 Degree is the investment manager and managing member of 10.2 SPV Series. Responsibility for all investment decisions has been delegated to two of its directors, Kevin M. Rendino and Daniel B. Wolfe, and therefore, Messrs. Rendino and Wolfe may be deemed to have voting and investment power with respect to the shares held by 180 Degree and 180.2 SPV Series. The address for entities associated with 180 Degree is 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

(16)	As reported on a Schedule 13G filed on March 19, 2020, represents 2,106,000 shares held by BLR Partners LP, a Texas limited partnership (“BLR Partners”), and 60,000 shares beneficially held by Bradley L. Radoff through an IRA account. BLRPart, LP, a Texas limited partnership (“BLRPart GP”), serves as the general partner of BLR Partners. BLRGP Inc., a Texas S corporation (“BLRGP”), serves as the general partner of BLRPart GP. Fondren Management, LP, a Texas limited partnership (“Fondren Management”), serves as the investment manager of BLR Partners. FMLP Inc., a Texas S corporation (“FMLP”), serves as the general partner of Fondren Management. Mr. Radoff is the sole shareholder and sole director of each of BLRGP and FMLP. By virtue of these relationships, BLRPart GP, BLRGP, Fondren Management, FMLP and Mr. Radoff each reported sole voting and dispositive power over the shares owned directly by BLR Partners and may be deemed to beneficially own such shares. The address for BLR Partners is 1177 West Loop South, Suite 1625, Houston, TX 77027.

DELINQUENT SECTION 16(a) REPORTS
The members of the Board, Synacor’s executive officers and persons who hold more than 10% of Synacor’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of common stock and their transactions in Synacor common stock. Synacor believes that all requirements under Section 16(a) of the Exchange Act applicable to Synacor’s directors and executive officers were complied with by such persons during the last fiscal year, except that:
•Scott Murphy filed late a Form 4 with respect to common stock purchased by him on May 16, 2019; and
•Gary Ginsberg filed late a Form 4 with respect to RSU's granted to him on September 10, 2019.
In making this disclosure, Synacor has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.
SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION
As of January 1, 2018, we are no longer an “emerging growth company,” as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012. However, because we were a “smaller reporting company” during 2019, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Summary of Named Executive Officer Compensation set forth below with the Company’s management. Based on its review and discussions, the committee recommended to the Board of Directors that the Summary of Named Executive Officer Compensation be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:

Marwan Fawaz
Gary L. Ginsberg
Andrew Kau

Summary Compensation Table
The following table provides information concerning the compensation paid to our “principal executive officer” and our next two most highly compensated executive officers during our 2019 and 2018 fiscal years. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Himesh Bhise President & Chief Executive Officer	2019	453,619	—	365,775	(3)	—		369,942	—		1,189,336
	2018	440,407	—	—		6,361		192,411	—		639,179

Timothy J. Heasley (3) Chief Financial Officer	2019	304,374	—	177,789	(4)	25,658	(5)	77,377	—		585,198
	2018	184,231	—	—		196,272		—	—		380,503

Steven M. Davi (4) Executive Vice President, Technology	2019	344,414	—	143,992	(6)	—		140,552	2,800	(7)	631,758
	2018	334,648	—	—		35,552		73,401	2,333	(7)	445,934

Notes:
(1)
Represents the aggregate grant date fair value of option awards and stock awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 11 of the Notes to the Financial Statements included in our Annual Report on Form 10-K filed on March 6, 2020 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

	(2)	Represents amounts paid pursuant to our annual cash incentive program in the fiscal year following the year in which services were provided.
(3)
Represents the sum of (i) $140,776, the aggregate grant date fair value of a RSU award granted on February 24, 2019 covering 80,000 shares of Synacor common stock, vesting semi-annually over three years of continuous service by the executive following the grant date, (ii) $112,499, the aggregate grant date fair value of a RSU award granted on August 9, 2019 covering 82,720 shares of Synacor common stock, vesting semi-annually over three years of continuous service by the executive beginning August 1, 2019, and (iii) $112,499, the aggregate grant date fair value of a performance stock unit award granted on August 9, 2019 covering 82,720 shares of Synacor common stock, 25% of which vests each year following Synacor’s achievement of certain financial performance targets. With respect to the performance stock unit award, the grant date fair value is based on the probable outcome of the conditions as of such grant date. The maximum grant date fair value of such award, assuming the highest level of performance conditions will be achieved, is $168,749.

(4)
Represents the sum of (i) $52,791, the aggregate grant date fair value of a RSU award granted on February 24, 2019 covering 30,000 shares of Synacor common stock, vesting semi-annually over three years of continuous service by the executive following the grant date, (ii) $62,499, the aggregate grant date fair value of a RSU award granted on August 9, 2019 covering 45,955 shares of Synacor common stock, vesting semi-annually over three years of continuous service by the executive beginning August 1, 2019, and (iii) $62,499, the aggregate grant date fair value of a performance stock unit award granted on August 9, 2019 covering 45,955 shares of Synacor common stock, 25% of which vests each year following Synacor’s achievement of certain financial performance targets. With respect to the performance stock unit award, the grant date fair value is based on the probable outcome of the conditions as of suc grant date. The maximum grant date fair value of such award, assuming the highest level of performance conditions will be achieved, is $93,748.

(5)
Represents the aggregate grant date fair value of an option to purchase 25,000 shares of Synacor common stock granted on February 24, 2019, vesting over four years of continuous service beginning May 22, 2018, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter.

(6)
Represents the sum of (i) $43,993, the aggregate grant date fair value of a RSU award granted on February 24, 2019 covering 25,000 shares of Synacor common stock, vesting semi-annually over three years of continuous service by the executive following the grant date, (ii) $49,999, the aggregate grant date fair value of a RSU award granted on August 9, 2019 covering 36,764 shares of Synacor common stock, vesting semi-annually over three years of continuous service by the executive beginning August 1, 2019, and (iii) $49,999, the aggregate grant date fair value of a performance stock unit award granted on August 9, 2019 covering 36,764 shares of Synacor common stock, 25% of which vests each year following Synacor’s achievement of certain financial performance targets. With respect to the performance stock unit award, the grant date fair value is based on the probable outcome of the conditions as of such conditions will be achieved, is $74,999.

(7)	Represents our matching contribution of 25% of Mr. Davi’s contribution to his 401(k) plan account.

Narrative Disclosure to Summary Compensation Table
Our executive compensation program consists of four components:
•Base salary,
•Annual cash incentive bonuses,
•Long-term incentive compensation and performance-based compensation in the form of stock options, RSUs and performance stock units (PSUs); and
•Certain employment termination- and change of control-related benefits.
Base Salaries. Based on the recommendations of the Compensation Committee the Board has established base salaries for its chief executive officer and other named executive officers based upon historical company compensation practices, the officer’s position, the scope of the officer’s responsibilities within the position, and general survey information about the market compensation for that position. Base salaries are reviewed annually and adjusted as and when the Board, based on the recommendations of the Compensation Committee, determines appropriate. Salary adjustments have been, and Synacor expects will continue to be, determined by the Board or its Compensation Committee in its discretion, based on competitive conditions, individual performance, Synacor’s overall financial and business performance, changes in job duties and responsibilities, and Synacor’s overall budget for base salary increases. In March 2019, Synacor increased Mr. Bhise’s annual base salary from $442,555 to $455,832, Mr. Heasley’s annual base salary from $300,000 to $305,498, and Mr. Davi’s annual base salary from $336,013 to $346,094, in each case on a merit basis.
Annual Cash Incentive Bonuses. Synacor’s annual cash incentive bonus program for executive officers is designed to drive toward achievement of Synacor’s annual objectives and reward individual performance in connection with achievement of those shorter-term objectives. Each year, the Compensation Committee of the Board establishes certain financial and corporate performance objectives, which it later evaluates in light of full-year performance in determining the amount of bonus payments for Synacor’s executive officers. Each named executive officer has a target bonus opportunity expressed as a percentage of his base salary as in effect at the end of the fiscal year. For fiscal year 2019, the bonus targets for Synacor’s named executive officers were as follows: Mr. Bhise, 100% and Messrs. Heasley and Davi, 50%. The bonus program provides an opportunity for greater-than-target payout upon overachievement, as determined by the Compensation Committee in its discretion, up to a maximum of two times the officer’s target bonus amount.
Under Synacor’s bonus program, 75% of the target bonus for executive officers is based on revenue and adjusted EBITDA goals (with each having equal weight), and 25% is based on certain non-financial corporate objectives. The Board has not established a specific weighting with respect to these non-financial corporate objectives; rather, it reviews achievement of all such objectives and exercises its judgment to assign an aggregate achievement percentage with respect to this portion of Synacor’s annual cash incentive bonus. In 2019, based on achievement relative to revenue and adjusted EBITDA, Synacor’s financial performance and each named officer’s individual performance, Synacor’s named executive officers received bonuses as set forth under the column “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.
Long-Term Incentive Compensation. Synacor’s equity incentive plans were established to provide its employees, including Synacor’s executive officers, with incentives to support Synacor’s long-term success and growth. Synacor’s long-term equity incentive compensation has historically been awarded in the form of options to acquire shares of Synacor common stock. From time to time the Compensation Committee of the Board also considers other forms of equity awards, such as restricted stock or RSUs.

A Synacor executive officer typically receives a significant stock option grant in the year he or she commences employment at the first Compensation Committee meeting following the executive’s date of hire. The vesting commencement date applicable to options granted to new hires or as part of a promotion award is typically the first day of the month following the month in which the executive commences employment or is promoted, as applicable. Thereafter, Synacor executives are eligible for option grants under Synacor’s annual refresh program. Under Synacor’s annual refresh program, up to 50% of the shares added annually to Synacor’s Amended and Restated 2012 Equity Incentive Plan are earmarked for awards to existing employees, and issued as options awards to employees in good standing on a pro-rata basis based on their base salaries. For options granted to current employees, the vesting commencement date is typically the first day of the month following the month in which the grant is made. Synacor does not have any policy or practice with regard to granting options or equity awards in relation to the release of corporate information.
In February 2019, the Compensation Committee recommended the grant of RSU awards in lieu of annual refresh options to Synacor’s executive officers. The value of the allocated RSUs was partially based on the difference between the executive’s target bonus and the actual bonus received under Synacor’s annual cash incentive program for fiscal year 2019. Accordingly, on February 24, 2019, Mr. Bhise received RSUs covering 80,000 shares of Synacor common stock, Mr. Heasley received RSUs covering 30,000 shares of Synacor common stock and Mr. Davi received RSUs covering 25,000 shares of Synacor common stock. The awards vest semi-annually over three years of continuous service by the executive following the grant date. The RSUs may vest on an accelerated basis upon certain terminations of employment if Synacor undergoes a change of control, as further described in the section titled “ Employment Agreements and Potential Payments upon Termination or Change of Control ” below.
On February 24, 2019, Synacor also granted Mr. Heasley an option to purchase 25,000 of Synacor common stock. Pursuant to the letter agreement between Synacor and Mr. Heasley dated August 1, 2018 in connection with his promotion to Chief Financial Officer, Synacor would grant this additional option to Mr. Heasley if he remained actively employed as Synacor’s Chief Financial Officer on February 1, 2019. The option was immediately exercisable when it was granted, but the shares underlying the option are subject to repurchase by Synacor until they are vested. The option shares vest over 4 years of service from May 22, 2018 (the first day of Mr. Heasley’s employment with Synacor as Senior Vice President of Finance), with 25% vesting upon completion of 12 months of service from the above date, and the remainder vesting in 36 equal monthly installments thereafter. The option may vest on an accelerated basis if we undergo a change of control or upon certain terminations of employment with us, as further described in the section titled “ Employment Agreements and Potential Payments upon Termination or Change of Control ” below.
At the recommendation of FW Cook, the Compensation Committee compensation consultant, the Compensation Committee proposed granting a mix of RSU awards and PSU awards to Synacor’s senior management, including its named executive officers, to bring aggregate long-term incentive compensation amounts in line with more competitive ranges, and on August 9, 2019, Mr. Bhise was awarded RSUs covering 82,720 shares of Synacor common stock, Mr. Heasley was awarded RSUs covering 45,955 shares of Synacor common stock and Mr. Davi was awarded RSUs covering 36,764 shares of Synacor common stock. The awards vest semi-annually over three years of continuous service by the executive after July 1, 2019. The RSUs may vest on an accelerated basis upon certain terminations of employment if Synacor undergoes a change of control, as further described in the section titled “ Employment Agreements and Potential Payments upon Termination or Change of Control ” below.
Additionally, on August 9, 2019, Mr. Bhise received PSUs covering 82,720 shares of Synacor common stock, Mr. Heasley received PSUs covering 45,955 shares of Synacor common stock and Mr. Davi received PSUs covering 36,764 shares of Synacor common stock. 25% of the PSUs vest in each of four performance periods – fiscal years 2019, 2020, 2021 and 2022—contingent upon Synacor’s achievement of certain financial performance targets. The actual number of PSUs that vest is based on the relative achievement of Synacor’s revenue, adjusted EBITDA and stock price goals for each performance period. The number of shares earned can range from 0% to 150% of the target award for each performance period. Vesting of up to 50% of the PSUs allocated to each performance period is subject to achievement of Synacor’s revenue goal for such performance period and up to 50% is subject to achievement of Synacor’s adjusted EBITDA goal for such performance period. In addition, in order to achieve maximum performance level as indicated below, the closing stock price per share on the last trading day of the applicable performance period must be higher than the closing stock price per share on the date the PSUs were granted.
Threshold revenue goal:   —   low end of published guidance for the performance period
Target revenue goal:   —   median of published guidance for the performance period
Maximum revenue goal:   —   10% above median of published guidance for the performance period

For the performance period January 1, 2019 through December 31, 2019, the threshold revenue goal was $137 million (the low end of published guidance for the performance period), the target revenue goal was $141 million (the median of published guidance for the performance perid) and the maximum revenue goal was $155 million (10% above median of published guidance for the performance period).
Threshold adjusted EBITDA goal:   —  low end of published guidance for the performance period
Target adjusted EBITDA goal:   —  median of published guidance for the performance period
Maximum adjusted EBITDA goal:   —  20% above median of published guidance for the performance period
For the performance period January 1, 2019 through December 31, 2019, the threshold adjusted EBITDA goal was $10 million (the low end of published guidance for the performance period), the target adjusted EBITDA goal was $11 million (the median of published guidance for the performance perid) and the maximum adjusted EBITDA goal was $13.2 million (20% above median of published guidance for the performance period).

Performance Level	Performance	Vesting Percentage
Maximum	maximum revenue/adjusted EBITDA	150%
Target	target revenue/adjusted EBITDA but < maximum revenue/adjusted EBITDA	100%
Threshold	threshold revenue/adjusted EBITDA but < target revenue/adjusted EBITDA	50%
Below Threshold	threshold revenue/adjusted EBITDA	—%

For the performance period January 1, 2019 through December 31, 2019, Synacor's results were below the threshold for revenue and adjusted EBITDA. As a result, no PSU's vested related to this performance period.
The Compensation Committee will certify Synacor’s revenue and adjusted EBITDA for each performance period as soon as administratively practicable following the end of such performance period (a “determination date”). If an executive’s service terminates for any reason at any time prior to a determination date, any then-unvested PSUs will be forfeited. In addition, any PSUs that have not vested as of a determination date will be cancelled immediately following such determination date. An executive will receive no payment for PSUs that are forfeited.
In the event of a change of control, the PSUs will convert to time-based RSUs as follows:
•If the change of control occurs on or prior to June 30 of a performance period, and for any performance period for which Synacor’s revenue, adjusted EBITDA and stock price goals have not yet been established, 100% of the PSUs allocated to such performance period shall convert to time-based RSUs that vest in equal monthly installments over the 12-month period beginning January 1 of such performance period.
•If the change of control occurs after June 30 of a performance period, the number of PSUs that convert to time-based RSUs will be equal to the number of PSUs that would be vested if vesting were determined as of the date of the change of control based on Synacor’s revenue and adjusted EBITDA performance from the beginning of such performance period through the date of the change of control compared to Synacor’s revenue and adjusted EBITDA goals prorated as of the date of the change of control. Such time-based RSUs will then vest in equal monthly installments over the 12-month period beginning January 1 of such performance period.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning each unexercised option, unvested RSU award and unvested or unearned PSUs award held by Synacor’s named executive officers as of December 31, 2019.

			Option Awards (1)						Stock Awards (2)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)

Himesh Bhise	8/4/2014	8/4/2014	2,001,338	(3)	—	2.38		8/4/2024	—		—	—		—
Himesh Bhise	2/12/2015	3/1/2015	10,100	(3)	—	2.13		2/12/2025	—		—	—		—
Himesh Bhise	2/12/2016	3/1/2016	6,468	(3)	432	1.62		2/12/2026	—		—	—		—
Himesh Bhise	2/16/2017	3/1/2017	154,687	(3)	70,313	3.15		2/16/2027	—		—	—		—
Himesh Bhise	2/16/2017	3/1/2017	4,881	(3)	2,219	3.15		2/16/2027	—		—	—		—
Himesh Bhise	3/1/2018	3/1/2018	2,800	(3)	3,600	2.00		3/1/2028	—		—	—		—
Himesh Bhise	2/24/2019	2/24/2019	—		—	—		—	66,672	(4)	101,341	—		—
Himesh Bhise	8/9/2019	7/1/2019	—		—	—		—	82,720	(4)	125,734	—		—
Himesh Bhise	8/9/2019	n/a	—		—	—		—	—		—	82,720	(7)	62,867

Timothy J. Heasley	8/13/2018	5/22/2018	69,270	(3)	105,730	2.25		8/12/2028	—		—	—		—
Timothy J. Heasley	2/24/2019	5/22/2018	9,895	(3)	15,105	1.76		2/24/2029	—		—	—		—
Timothy J. Heasley	2/24/2019	2/24/2019	—		—	—		—	25,002	(4)	38,003	—		—
Timothy J. Heasley	8/9/2019	7/1/2019	—		—	—		—	45,955	(4)	69,852	—		—
Timothy J. Heasley	8/9/2019	n/a	—		—	—		—	—		—	45,955	(7)	34,926

Steven M. Davi	12/18/2012	12/1/2012	100,000	(3)	—	2.38	(8)	12/18/2022	—		—	—		—
Steven M. Davi	2/12/2015	3/1/2015	50,000	(3)	—	2.13		2/12/2025	—		—	—		—
Steven M. Davi	2/12/2015	3/1/2015	7,600	(3)	—	2.13		2/12/2025	—		—	—		—
Steven M. Davi	10/28/2015	11/1/2015	25,000	(3)	—	1.37		10/28/2025	—		—	—		—
Steven M. Davi	2/12/2016	3/1/2016	4,968	(3)	332	1.62		2/12/2026	—		—	—		—
Steven M. Davi	2/16/2017	3/1/2017	3,712	(3)	1,688	3.15		2/16/2027	—		—	—		—
Steven M. Davi	3/1/2018	3/1/2018	2,143	(3)	2,757	2.00		3/1/2028	—		—	—		—
Steven M. Davi	4/26/2018	4/1/2018	13,854	(3)	21,146	1.75		4/26/2028	—		—	—		—
Steven M. Davi	2/24/2019	2/24/2019	—		—	—		—	20,835	(4)	31,669	—		—
Steven M. Davi	8/9/2019	7/1/2019	—		—	—		—	36,764	(4)	55,881	—		—
Steven M. Davi	8/9/2019	n/a	—		—	—		—	—		—	36,764	(7)	27,941

Notes:
(1)
Options granted to Synacor’s named executive officers are generally immediately exercisable with respect to all of the option shares (whether vested or unvested), subject to Synacor’s repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by Synacor’s named executive officers, please see the section titled “Employment Agreements and Potential Payments upon Termination or Change of Control ” below.

(2)
For information regarding the vesting acceleration provisions applicable to the RSUs and performance stock units held by Synacor’s named executive officers, please see the section titled “Employment Agreements and Potential Payments upon Termination or Change of Control ” below.

(3)
The option was immediately exercisable for all shares. The shares underlying the option vest over 4 years of service after the Vesting Commencement Date, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.

(4)
The time-based requirement of the RSUs will be satisfied in six equal semi-annual installments after the Vesting Commencement Date, subject to the executive’s continuous service through each such vesting date.

(5)
The market value of stock reported in this column is computed by multiplying the closing market price of Synacor common stock at the end of fiscal year 2019 ($1.52 per share) by the number of shares or units of stock.

(6)
The market value of equity incentive plan awards of stock reported in this column is computed by multiplying the closing market price of Synacor common stock at the end of fiscal year 2019 ($1.52 per share) by the amount of the equity incentive plan award, based on achieving threshold performance goals (50%).

(7)
The PSUs vest over a period of four years contingent upon Synacor’s achievement of certain financial performance targets. For additional detail, please see the section titled “Narrative Disclosure to Summary Compensation Table – Long-Term Incentive Compensation” above.

(8)
The option was granted with an exercise price of $5.82 per share. The option was amended to reset the exercise price to $2.38 per share pursuant to an option repricing program for non-executive officers approved by our Board of Directors in July 2014.

Employment Agreements and Potential Payments upon Termination or Change of Control
Synacor has entered into letter agreements with each of its named executive officers that provide severance benefits in certain circumstances, including in connection with a change of control. The Board believes that it is appropriate to provide such benefits to Synacor’s named executive officers in order to keep them focused on achieving corporate objectives in the context of at-will employment and the possibility of significant corporate events that could disrupt Synacor’s employment relationships with its executive officers.
A summary of the material terms of the employment agreements and offer letters with Synacor’s named executive officers, as well as other arrangements providing benefits in connection with such officers’ termination of employment or in connection with a Synacor change of control, is below.
Himesh Bhise
Synacor entered into a letter agreement with Mr. Bhise in July 2014. The agreement provides Mr. Bhise with severance protection in certain circumstances. If Synacor terminates Mr. Bhise’s employment without cause or if Mr. Bhise terminates his employment with Synacor for good reason and Mr. Bhise signs a release of claims against Synacor, then Mr. Bhise will be entitled to the following severance: (i) continued payment of his then-annual base salary for 12 months, (ii) payment of any earned but unpaid bonus for the year preceding the year in which his employment is terminated and (iii) payment of the monthly premium for continued group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for Mr. Bhise and his dependents for 12 months. In addition, if such termination of employment occurs within 12 months following a change of control, then Synacor will also pay Mr. Bhise an amount equal to his annual target bonus for the year in which the termination occurs.
“Good reason” under Mr. Bhise’s employment agreement means one of the following occurs without Mr. Bhise’s consent: (i) a material diminution in his duties, authority, responsibilities or title, (ii) a reduction in his then current salary or bonus target, (iii) Synacor’s material breach of Mr. Bhise’s employment agreement, (iv) the requirement that Mr. Bhise relocate his family and primary residence, or (v) Synacor’s non-renewal of Mr. Bhise’s employment agreement. Mr. Bhise’s authority, duties, responsibilities and title are defined to include serving on the Board and reporting directly to the Board. Mr. Bhise’s resignation for good reason must be within 120 days after he becomes aware of the facts and circumstances as the basis for such resignation, provided he first gives Synacor notice and an opportunity to cure.

“Change of control” under Mr. Bhise’s employment agreement means (i) Synacor’s merger or consolidation with or into another corporation (other than a merger or consolidation in which the holders of more than 50% of Synacor’s capital stock continue to hold more than 50% of the total voting power immediately after such transaction), (ii) the sale, transfer or other disposition of all or substantially all of Synacor’s assets, (iii) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (A) had been Synacor directors twenty four months prior (the “Original Directors”) or (B) were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (1) the Original Directors who were in office at the time of their appointment or nomination and (2) the directors whose appointment or nomination as previously approved in a manner consistent with (B); or (iv) any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of Synacor’s then-outstanding voting securities.
“Cause” under Mr. Bhise’s employment agreement means (i) Mr. Bhise’s unauthorized use or disclosure of Synacor’s confidential information or trade secrets, which use or disclosure causes material harm to Synacor, (ii) Mr. Bhise’s material breach of his employment agreement or proprietary information and inventions agreement with Synacor, (iii) Mr. Bhise’s material failure to comply with Synacor’s material written policies or rules, (iv) Mr. Bhise’s conviction of, or his plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, or (v) Mr. Bhise’s gross negligence or willful misconduct in the performance of his duties, provided that, in the case of clauses (iii) or (v), (A) Synacor has given Mr. Bhise written notice of the facts and circumstances as the basis for a termination for cause within thirty days following Synacor’s knowledge of such facts and circumstances, (B) Mr. Bhise does not remedy the circumstances constituting cause within ten business days after receipt of such notice to cure, and (C) Synacor terminates Mr. Bhise within 120 days following its knowledge of such facts and circumstances.
Options granted to Mr. Bhise will vest in full if Synacor undergoes a change of control before Mr. Bhise’s service with Synacor terminates and, within 12 months after such change of control Synacor (or the surviving corporation) terminates Mr. Bhise’s employment for any reason other than cause or his permanent disability or Mr. Bhise terminates his employment with Synacor for good reason. In addition, if Synacor terminates Mr. Bhise’s employment for any reason other than cause or his permanent disability or Mr. Bhise terminates his employment with Synacor for good reason, in each case prior to a change of control, then the vested portion of Mr. Bhise’s options will be determined by adding 12 months to his actual service. Good reason and change of control in Mr. Bhise’s stock option agreements are defined as they are in his employment agreement.
If Synacor is subject to a change in control (as defined in the Amended and Restated 2012 Equity Incentive Plan) before Mr. Bhise’s service with Synacor terminates and Synacor terminates Mr. Bhise’s employment without cause or Mr. Bhise terminates his employment for good reason, the time-based vesting requirement applicable to the RSUs granted to Mr. Bhise shall be satisfied with respect to a prorated number of shares through the termination date. In addition, in the event of a change of control, PSUs granted to Mr. Bhise will convert to time-based RSUs as more fully described in the section titled “Narrative Disclosure to Summary Compensation Table – Long-Term Incentive Compensation” above.
Timothy J. Heasley
Synacor entered into a letter agreement with Mr. Heasley in August 2018 in connection with his promotion to Chief Financial Officer. The agreement provides Mr. Heasley with severance protection in certain circumstances. If Synacor terminates Mr. Heasley’s employment without cause or if Mr. Heasley terminates his employment with Synacor for good reason and Mr. Heasley signs a release of claims against Synacor, then Mr. Heasley will be entitled to the following severance: (i) continued payment of his then-annual base salary for 12 months and (ii) payment of the monthly premium for continued group health insurance coverage under COBRA for Mr. Heasley and his dependents until the earliest to occur of (a) the end of the salary continuation period, (b) the expiration of his continuation coverage or (c) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment other than self-employment. If Synacor determines that the COBRA coverage subsidy would violate or cause Synacor to incur additional expense as a result of noncompliance with applicable law, then Mr. Heasley will be entitled instead to receive a monthly payment equal to the monthly COBRA premium plus a gross-up payment for applicable taxes. In addition, if such termination of employment occurs within 12 months following a change of control, then Synacor will also pay Mr. Heasley an amount equal to his annual target bonus for the year in which the termination occurs.

“Good reason” under Mr. Heasley’s employment agreement means one of the following occurs without Mr. Heasley’s consent: (i) a material diminution in his duties, authority, responsibilities or title, or a change in his reporting relationship as a result of which he no longer reports to Synacor’s Chief Executive Officer, (ii) a reduction in his then current salary or bonus target, (iii) Synacor’s material breach of Mr. Heasley’s employment agreement, or (iv) the relocation of Mr. Heasley’s principal place of employment by more than 50 miles. Mr. Heasley’s resignation for good reason must be within 120 days after he becomes aware of the facts and circumstances as the basis for such resignation, provided he first gives Synacor notice and an opportunity to cure.
“Change of control” under Mr. Heasley’s employment agreement means (i) Synacor’s merger or consolidation with or into another corporation (other than a merger or consolidation in which the holders of more than 50% of Synacor’s capital stock continue to hold more than 50% of the total voting power immediately after such transaction), (ii) the sale, transfer or other disposition of all or substantially all of Synacor’s assets, (iii) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (A) had been Synacor directors twenty four months prior (the “Original Directors”) or (B) were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (1) the Original Directors who were in office at the time of their appointment or nomination and (2) the directors whose appointment or nomination as previously approved in a manner consistent with (B); or (iv) any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of Synacor’s then-outstanding voting securities.
“Cause” under Mr. Heasley’s employment agreement means (i) Mr. Heasley’s unauthorized use or disclosure of Synacor’s confidential information or trade secrets, which use or disclosure causes material harm to Synacor, (ii) Mr. Heasley’s material breach of his employment agreement or proprietary information and inventions agreement with Synacor, (iii) Mr. Heasley’s material failure to comply with Synacor’s material written policies or rules, (iv) Mr. Heasley’s conviction of, or his plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, or (v) Mr. Heasley’s gross negligence or willful misconduct.
Options granted to Mr. Heasley will vest in full if Synacor undergoes a change of control before Mr. Heasley’s service with Synacor terminates and, within 12 months after such change of control Synacor (or the surviving corporation) terminates Mr. Heasley’s employment without cause or Mr. Heasley terminates his employment with Synacor for good reason. In addition, if Synacor terminates Mr. Heasley’s employment without cause or Mr. Heasley terminates his employment for good reason, in each case prior to a change of control, then the vested portion of Mr. Heasley’s options will be determined by adding 12 months to his actual service. Good reason and change of control in Mr. Heasley’s stock option agreements are defined as they are in his employment agreement.
If Synacor is subject to a change in control (as defined in the Amended and Restated 2012 Equity Incentive Plan) before Mr. Heasley’s service with Synacor terminates and Synacor terminates Mr. Heasley’s employment without cause or Mr. Heasley terminates his employment for good reason, the time-based vesting requirement applicable to the RSUs granted to Mr. Heasley shall be satisfied with respect to a prorated number of shares through the termination date. In addition, in the event of a change of control, PSUs granted to Mr. Heasley will convert to time-based RSUs as more fully described in the section titled “Narrative Disclosure to Summary Compensation Table – Long-Term Incentive Compensation” above.
Steven M. Davi
Synacor entered into a letter agreement with Mr. Davi in October 2012. The agreement provides Mr. Davi with severance protection if Synacor terminates Mr. Davi’s employment because of a requirement for his position to be relocated to Buffalo, NY, provided Mr. Davi signs a release of claims against Synacor. Synacor also entered into a change of control severance agreement with Mr. Davi that became effective in October 2012. Under this agreement, if Mr. Davi is subject to an involuntary termination in connection with or within 12 months following Synacor’s change of control, he will receive severance equal to 12 months of his then-current base salary plus his then-annual target bonus amount, payable over a 12-month period. In addition, Synacor will pay the monthly premium under COBRA for Mr. Davi and his dependents for 12 months, and the vested portion of Mr. Davi’s options or other Synacor equity will be determined by adding 12 months to his actual service. All such benefits are contingent on Mr. Davi signing a general release of all claims against Synacor.

“Change of control” under the change of control severance agreement means (i) Synacor’s merger or consolidation with or into another corporation (other than a merger or consolidation in which the holders of more than 50% of Synacor’s capital stock continue to hold more than 50% of the total voting power immediately after such transaction), (ii) the sale, transfer or other disposition of all or substantially all of Synacor’s assets, (iii) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (A) had been Synacor directors twenty four months prior (the “Original Directors”) or (B) were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (1) the Original Directors who were in office at the time of their appointment or nomination and (2) the directors whose appointment or nomination as previously approved in a manner consistent with (B); or (iv) any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of Synacor’s then-outstanding voting securities.
“Involuntary termination” under the change of control severance agreement means (i) Synacor’s termination of Mr. Davi’s service without cause or (ii) Mr. Davi’s voluntary resignation within 60 days following (A) a material reduction in his job responsibilities, (B) the relocation of his work site by more than 50 miles or (C) a reduction in his then-current base salary by at least 10%, other than pursuant to a generally applicable salary reduction. Prior to his voluntary resignation, Mr. Davi must provide Synacor with written notice of the initial existence of the basis for such resignation and an opportunity to cure.
“Cause” under the change of control severance agreement means (i) Mr. Davi’s willful failure substantially to perform his duties and responsibilities to Synacor or deliberate violation of a company policy, (ii) Mr. Davi’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to Synacor, (iii) Mr. Davi’s unauthorized use or disclosure of proprietary information or trade secrets of Synacor or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with Synacor, or (iv) Mr. Davi’s willful breach of any of his obligations under any written agreement or covenant with Synacor.
If Synacor is subject to a change in control (as defined in the Amended and Restated 2012 Equity Incentive Plan) before Mr. Davi’s service with Synacor terminates and Synacor terminates Mr. Davi’s employment without cause or Mr. Davi terminates his employment for good reason, the time-based vesting requirement applicable to the RSUs granted to Mr. Davi shall be satisfied with respect to a prorated number of shares through the termination date. In addition, in the event of a change of control, PSUs granted to Mr. Davi will convert to time-based RSUs as more fully described in the section titled “Narrative Disclosure to Summary Compensation Table – Long-Term Incentive Compensation” above.
Change-of-Control Benefits under our Stock Plans
In addition to the benefits described above, unless a stock option agreement provides otherwise, options granted under Synacor’s 2006 Stock Plan and 2012 Equity Incentive Plan that are not continued, assumed or substituted by the surviving entity will be cancelled in exchange for a payment equal to the difference between the fair market value of the shares subject to such options and the exercise price per share applicable to such award. Such payments may be made in installments and paid pursuant to a vesting schedule at least as favorable as that which would otherwise have applied had such options remained outstanding pursuant to their terms.
Hedging Policy
Synacor’s employees (including officers), directors and their designees are not permitted to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in the market value of Synacor’s securities granted to the employee or director as compensation or held directly or indirectly by the employee or director.
Perquisites and Other Benefits
Synacor generally does not provide perquisites or similar benefits to its named executive officers. However, in connection with the negotiation of Mr. Bhise’s overall compensation package in connection with his hiring, Synacor agreed to pay a stipend of $2,000 per month to Mr. Bhise for living expenses in Buffalo, New York and to reimburse Mr. Bhise for reasonable travel expenses to Synacor’s headquarters.
Synacor has established a 401(k) tax-deferred savings plan, which permits participants, including Synacor’s named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Code. Synacor is responsible for administrative costs of the 401(k) plan. Beginning January 1, 2017, Synacor began offering a matching contribution of 25% of an employee’s contribution up to a maximum of 4% of such employee’s annual salary. The match applies to all Synacor employees, including Synacor’s executive officers.

Securities Authorized For Issuance Under Equity Compensation Plans
The following table sets forth information as of December 31, 2019 with respect to shares of common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	6,270,551	(2)	$2.51	4,804,721	(3)
Equity compensation plans not approved by security holders	2,001,338		$2.38	—
Total	8,271,889		$2.48	4,804,721	(3)

Notes:
(1)
The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.

(2)
Represents 455,583 shares subject to options outstanding under the 2006 Stock Plan, 5,466,093 shares subject to awards outstanding under the Amended and Restated 2012 Equity Incentive Plan, and 348,875 shares subject to options outstanding under the Special Purpose Recruitment Plan.

	(3)	Shares available for issuance under the 2012 Equity Incentive Plan. No shares are available for issuance under the 2006 Stock Plan or the Special Purpose Recruitment Plan.

TRANSACTIONS WITH RELATED PERSONS
Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2018 (and there are no currently proposed transactions) in which:
•we have been or are to be a participant;
•the amount involved exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
Indemnification Agreements
In connection with Synacor’s initial public offering and thereafter, Synacor entered into an indemnification agreement with each of its directors and executive officers. The agreement provides that Synacor will indemnify him or her against any and all expenses that he or she incurs because of his or her status as one of Synacor’s directors or executive officers to the fullest extent permitted by Delaware law, Synacor’s fifth amended and restated certificate of incorporation and Synacor’s Bylaws, except in a proceeding initiated by that person without the approval of Board of Directors. In addition, the agreement provides that, to the fullest extent permitted by Delaware law, Synacor will advance all expenses incurred by him or her in connection with a legal proceeding.

Review, Approval or Ratification of Transactions with Related Persons
The Board of Directors has adopted certain written policies and procedures with respect to related person transactions. These policies and procedures require that certain transactions, subject to specified exceptions and other than one that involves compensation, between Synacor and any of Synacor’s directors, executive officers or beneficial owners of more than 5% of Synacor’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, be consummated only if (i) approved or ratified by the Audit Committee and only if the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party or (ii) approved by the disinterested members of Board of Directors. Synacor’s policies and procedures with respect to related person transactions also apply to certain charitable contributions by Synacor or Synacor’s executive officers and to the hiring of any members of the immediate family of any of Synacor’s directors or executive officers as Synacor’s permanent full-time employees. The Compensation Committee is also required to approve any transaction that involves compensation to Synacor’s directors and executive officers.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
A number of brokers with account holders who are Synacor, Inc. stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker and request proxy materials by following the instructions found in the Notice. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Timothy J. Heasley
Timothy J. Heasley
Chief Financial Officer and Corporate Secretary
April 29, 2020

SYNACOR

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SYNC2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 14, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	
The Board of Directors recommends you vote FOR the following:	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ______

1. Election of a Class III Director

Nominees

01) Kevin M. Rendino

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000465870_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

SYNACOR, INC.
Annual Meeting of Stockholders
June 15, 2020 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Himesh Bhise and Timothy J. Heasley, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNACOR, INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 15, 2020, at www.virtualshareholdermeeting.com/SYNC2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000465870_2 R1.0.1.18

Continued and to be signed on reverse side